EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the filing of the Annual Report on Form 10-K of CVR Energy, Inc., a Delaware corporation (the “Company”), for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of such officer’s knowledge and belief:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and,
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: February 18, 2026	By:	/s/ MARK A. PYTOSH
Mark A. Pytosh President and Chief Executive Officer

By:	/s/ DANE J. NEUMANN
Dane J. Neumann Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

By:	/s/ JEFFREY D. CONAWAY
Jeffrey D. Conaway Vice President, Chief Accounting Officer and Corporate Controller